Exhibit 99.1

HSR Act Waiting Period Terminated for United Therapeutics’ Acquisition of SteadyMed Ltd.

SILVER SPRING, Md. and SAN RAMON, Calif, July 20, 2018: United Therapeutics Corporation (NASDAQ: UTHR) and SteadyMed Ltd. (NASDAQ: STDY) announced today the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to United Therapeutics’ previously announced acquisition of SteadyMed.

As previously announced on April 30, 2018, United Therapeutics and SteadyMed entered into a definitive merger agreement under which United Therapeutics will acquire SteadyMed for $4.46 per share in cash at closing and one contractual contingent value right per share (subject to the Contingent Value Rights Agreement), which will represent the right to receive $2.63 in cash upon the achievement of a milestone related to the commercialization of Trevyent®. The termination of the waiting period under the HSR Act satisfies one of the conditions to closing of the acquisition, which remains subject to other closing conditions, including the approval of the acquisition by SteadyMed’s shareholders. A meeting of SteadyMed’s shareholders to vote upon the acquisition will be held on July 30, 2018. The Board of Directors of SteadyMed has unanimously recommended that SteadyMed’s shareholders vote to approve the acquisition.

The transaction is expected to close in the second half of 2018. Under Israeli law, the closing may not occur until at least thirty days have passed since the SteadyMed shareholders approve the acquisition.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening conditions. [uthr-g]

About SteadyMed Ltd.

SteadyMed Ltd. is a specialty pharmaceutical company focused on the development of drug products to treat orphan and high value diseases with unmet parenteral delivery needs. The company’s lead drug product candidate is Trevyent, a development-stage drug-device combination product that combines SteadyMed’s PatchPump technology with treprostinil, a vasodilatory prostacyclin analogue to treat PAH. SteadyMed has signed an exclusive license and supply agreement with Cardiome Pharma Corp. for the commercialization of Trevyent in Europe and the Middle East. In March 2018, Cardiome sublicensed its rights to sell Trevyent in Canada to Cipher Pharmaceuticals. SteadyMed has offices in San Ramon, California and Rehovot, Israel. For additional information about SteadyMed please visit www.steadymed.com.

Additional Information and Where to Find It

In connection with the proposed merger, SteadyMed has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. In connection with the filing of this definitive proxy statement with the SEC, SteadyMed has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction. STEADYMED INVESTORS AND SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT STEADYMED HAS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT STEADYMED AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction, and any other documents filed by SteadyMed with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at SteadyMed’s website (http://ir.steadymed.com) or by writing to Marylyn Rigby, Investor Relations, SteadyMed Ltd., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California, 94583.

SteadyMed and its directors and executive officers are participants in the solicitation of proxies from SteadyMed’s shareholders with respect to the transaction. Information about SteadyMed’s directors and executive officers and their ownership of SteadyMed ordinary shares is set forth in the definitive proxy statement. To the extent that holdings of SteadyMed’s securities have changed since the amounts printed in SteadyMed’s definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, has been set forth in the definitive proxy statement and other materials filed with SEC in connection with the transaction.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the timing of the consummation of the business combination transaction between United Therapeutics and SteadyMed. Forward-looking statements are based on United Therapeutics or SteadyMed management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future events and results and are not statements of fact, actual events and results may differ materially from those projected depending on a number of factors affecting the transaction and SteadyMed’s business. United Therapeutics and SteadyMed are providing this information as of July 20, 2018 and undertake no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect SteadyMed’s business and the price of the ordinary shares of SteadyMed; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the shareholders of SteadyMed; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger  agreement; the effect of the announcement or pendency of the transaction on SteadyMed’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of SteadyMed or United Therapeutics and potential difficulties in SteadyMed employee retention as a result of the transaction; risks related to diverting management’s attention from SteadyMed’s ongoing business operations; the outcome of any legal proceedings that may be instituted against SteadyMed related to the merger agreement or the transaction; the ability of United Therapeutics to successfully integrate SteadyMed’s operations, product lines, and technology; future clinical results; the timing or outcome of FDA approvals or actions, if any; and other risks and uncertainties, such as those described in periodic and other reports filed by United Therapeutics and SteadyMed with the Securities and Exchange Commission, including their respective most recent Annual Reports on Form 10-K and Current Reports on Form 8-K.

TREVYENT and PATCHPUMP are registered trademarks of SteadyMed Ltd.

Contacts

United Therapeutics:

James Edgemond

Phone: (301) 608-9292

Email: jedgemond@unither.com

SteadyMed:

Marilyn Rigby

Senior Director, Investor Relations and Marketing

925-272-4999

E-mail: mrigby@steadymed.com